Exhibit 5.1

Fulbright & Jaworski LLP

2200 Ross Avenue, Suite 2800

Dallas, Texas 75201-2784

United States

June 9, 2014

Tel +1 214 855 8000

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nortonrosefulbright.com

Eclipse Resources Corporation

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Eclipse Resources Corporation, a Delaware corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) of up to 34,845,000 shares of common stock, $0.01 par value per share, of which up to 21,500,000 shares (the “Company Shares”) are being offered by the Company and up to 13,345,000 shares (which includes 4,545,000 shares subject to the underwriters’ option to purchase additional shares to cover over-allotments) (the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”) are being offered by certain stockholders of the Company (the “Selling Stockholders”), pursuant to a prospectus forming a part of a Registration Statement on Form S-1, Registration No. 333-195679, originally filed with the Securities and Exchange Commission on May 5, 2014 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”).

In connection with this opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) the Shares will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto; (iii) the corporate reorganization described in the prospectus relating to the Registration Statement under the heading “Corporate Reorganization” (the “Corporate Reorganization”) will have been consummated prior to the closing of the Offering in the manner described in the Registration Statement and the prospectus relating thereto; and (iv) a definitive underwriting agreement, in the form filed as an exhibit to the Registration Statement, with respect to the sale of the Shares will have been duly authorized and validly executed and delivered by the Company, the Selling Stockholders and the other parties thereto.

In connection with the opinion expressed herein, we have examined, among other things: (i) the form of Amended and Restated Certificate of Incorporation of the Company and the form of Amended and Restated Bylaws of the Company; (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Corporate Reorganization and the Offering; (iii) the Registration Statement; and (iv) the form of underwriting agreement filed as an exhibit to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

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June 9, 2014

Based upon the foregoing, we are of the opinion that:

•	with respect to the Company Shares, when the Company Shares have been delivered in accordance with a definitive underwriting agreement approved by the Board of Directors of the Company and upon payment of the consideration therefor provided for therein (not less than the par value of the Company Shares), such Company Shares will be duly authorized, validly issued, fully paid and nonassessable; and

•	with respect to the Selling Stockholder Shares, following the consummation of the Corporate Reorganization, such Selling Stockholder Shares will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours, /s/ Fulbright & Jaworski LLP Fulbright & Jaworski LLP